  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 5, 2024 (May 30, 2024)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB 1158, 1000 Brickell Ave, Suite 715
Miami, FL 33131
(Address of principal executive offices, including zip code)

786-209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, Richard Buskirk, Senior Vice President and Chief Financial Officer, and Marcelo Cardoso, Executive Vice President, Chief Operating Officer and Chief Executive Officer, Mexico, of Laureate Education, Inc. (the “Company”) were each granted special retention restricted stock unit (“RSU”) awards under the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”) with a grant date value of $2,000,000 and $3,000,000, respectively. One-third of these RSU awards are scheduled to vest on December 31, 2026, and the remaining two-thirds are scheduled to vest on December 31, 2027, with such vesting to be accelerated upon a change of control (as defined in the Plan) and upon termination without cause with vesting prorated for time employed over the three years after date of grant.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 30, 2024. At the Annual Meeting, the stockholders voted on the items listed below:

Proposal 1: Election of Directors
Elected ten (10) directors, each of whom shall hold office for a term of one year, expiring at the Company’s 2025 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The vote was as follows:

	FOR	WITHHELD
Andrew B. Cohen	130,291,794	6,346,949
William J. Davis	136,194,695	444,048
Pedro del Corro	135,066,641	1,572,102
Aristides de Macedo	135,852,456	786,287
Kenneth W. Freeman	131,161,029	5,477,714
Barbara Mair	135,919,771	718,972
George Muñoz	134,894,260	1,744,483
Dr. Judith Rodin	104,830,543	31,808,200
Eilif Serck-Hanssen	135,894,186	744,557
Ian K. Snow	129,420,501	7,218,242

Broker Non-Votes: 7,676,464 for each director

Proposal 2: Non-binding Advisory Vote on Executive Compensation
Approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the Company’s Proxy Statement for the Annual Meeting. The vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
131,822,019	4,741,454	75,270	7,676,464

Proposal 3:
Approved, on a non-binding, advisory basis, conducting future advisory votes on executive compensation every year.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
129,439,569	1,906	7,072,211	125,057	7,676,464

The Board of Directors of the Company (the “Board”) has considered the outcome of this advisory vote and has determined, as was recommended by the Board with respect to this proposal in the Company’s Proxy Statement for the Annual Meeting, that the Company will hold future advisory votes on executive compensation on an annual basis. The Board will reevaluate this determination no later than after the next advisory vote regarding the frequency of advisory votes on executive compensation, which is required to occur no later than the Company’s 2030 Annual Meeting of Stockholders.

Proposal 4: For Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm
Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
143,517,593	740,007	57,607	0

Item 8.01 Other Events.

On May 30, 2024, the Company announced the appointment of Andrew B. Cohen as Chair of its Board, effective September 10, 2024. Mr. Cohen will succeed Kenneth W. Freeman, President Ad Interim of Boston University, who served as Chair since 2019 and will remain on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: June 5, 2024
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